Exhibit 23.2

McGladrey & Pullen
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Bank Holdings on Form S-8 of our report, dated March 16, 2005, (and March 29, 2006 as to the effects of the stock dividend in 2005) included in the Annual Report on Form 10-KSB/A of The Bank Holdings for the year ended December 31, 2005.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

Las Vegas, Nevada

December 14, 2006